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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)      JANUARY 15, 1997


                                VIEW TECH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
DELAWARE                          0-25940             77-0312442
(STATE OR OTHER JURISDICTION      (COMMISSION FILE    (I.R.S. EMPLOYER
OF INCORPORATION)                 NUMBER)             IDENTIFICATION NO.)

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            950 FLYNN ROAD, CAMARILLO, CALIFORNIA           93012
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)



     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE    (805) 482-8277



                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS

     View Tech, Inc. (the "Company") announced today that Mr. Paul C. O'Brien has been appointed chairman of the board of directors of the Company and that Telcom Holding, LLC, a Delaware limited liability company ("Telcom"), of which Mr. O'Brien is a member and the manager, has invested $750,000 in the Company. In exchange for its $750,000, Telcom received 170,455 shares of the Company's common stock, par value $0.0001 ("Common Stock"), and Common Stock purchase warrants (the "Telcom Warrants") to purchase up to an additional 85,228 shares of Common Stock at an exercise price of $6.50 per share. The Telcom investment and the appointment of Mr. O'Brien were made pursuant to the terms of a Common Stock and Common Stock Purchase Warrants Agreement, dated as of December 31, 1996, by and between the Company and Telcom (the "Telcom Agreement"), which provides for the issuance of up to 650,000 shares of Common Stock at $4.40 per share and the grant of up to 325,000 Telcom Warrants with an exercise price of $6.50 per shares subject to certain adjustments. Additionally, Mr. O'Brien and Mr. Mark P. Kiley, another member and manager of Telcom, will receive up to an additional 162,500 Telcom Warrants if Telcom invests $2,500,000 or more in the Company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Exhibit No.  Description
     -----------  -----------

        20.1. Press release dated January 16, 1997 announcing that Paul C. O'Brien has been appointed chairman of the board of directors and that Telcom Holding, LLC made an equity investment in View Tech, Inc.

        20.2. Common Stock and Common Stock Purchase Warrants Agreement, dated as of December 31, 1996, by and between the Company and Telcom Holding, Inc., which was filed as an exhibit to the Company's Form SB-2 dated January 10, 1997, SEC File No. 333-19597, and is incorporated herein by this reference.

        20.3. Letter Agreement, dated December 31, 1996, from the Company to Paul C. O'Brien and Mark P. Kiley, which was filed as an exhibit to the Company's Form SB-2 dated January 10, 1997, SEC File No. 333-19597, and is incorporated herein by this reference.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VIEW TECH, INC.



January 16, 1997                        /s/  William M. McKay
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Date                                    William M. McKay
                                        Chief Financial Officer